SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2008

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A

(Former name or former address, if changed since last report)

Item 7.01.      Regulation FD Disclosure

On September 16, 2008, at approximately 10:00 a.m. (Pacific Time), Jeffery H. Boyd, priceline.com Incorporated’s President and Chief Executive Officer, will be presenting at the Bank of America 38th Annual Investment Conference to be held at The Ritz-Carlton Hotel in San Francisco, California.  Mr. Boyd’s powerpoint presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Attached as Exhibit 99.2 is a reconciliation of pro forma information included in Mr. Boyd’s presentation to priceline.com’s financial results under GAAP.  Attached as Exhibit 99.3 is a press release with information to access Mr. Boyd’s live presentation or a replay.

The information in the attached presentation may contain forward-looking statements relating to priceline.com’s performance during 2008.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission, including priceline.com’s Annual Report on Form 10-K for the twelve months ended December 31, 2007 and priceline.com’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2008.

The information in this Item 7.01 (including Exhibits 99.1, 99.2 and 99.3 hereto) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.              Exhibits

(d) Exhibits

99.1	Presentation at the Bank of America 38th Annual Investment Conference in San Francisco, California.

99.2	Reconciliation of pro forma information included in Mr. Boyd’s presentation to financial results under GAAP.

99.3	Press release, dated September 16, 2008, with information to access Mr. Boyd’s live presentation or a replay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Robert J. Mylod, Jr.
	Name:	Robert J. Mylod, Jr.
	Title:	Chief Financial Officer

Date:  September 16, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation at the Bank of America 38th Annual Investment Conference in San Francisco, California.

99.2	Reconciliation of pro forma information included in Mr. Boyd’s presentation to financial results under GAAP.

99.3	Press release, dated September 16, 2008, with information to access Mr. Boyd’s live presentation or a replay.